UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2014

                   Blue Water Global Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-174557 (Commission File Number)	45-0611648 (I.R.S. Employer Identification Number)

              202 Osmanthus Way, Canton, GA  30114

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 3.02

Unregistered Sales of Equity Securities

Stock Exchange

On November 13, 2014, Blue Water Global Group, Inc. (“Blue Water”) received 150,000,000 shares of its common stock from Taurus Financial Partners, LLC (“Taurus”), an affiliated stockholder.  In exchange for these shares, Blue Water issued Taurus 150,000 shares of Series A Preferred Stock.

The shares of common stock tendered by Taurus were cancelled by Blue Water.

As of November 13, 2014, Blue Water had 126,206,213 shares of common stock issued and outstanding and 150,000 shares of Series A Preferred Stock issued and outstanding.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Designation of Series A Preferred Stock

On November 13, 2014 our Board of Directors authorized a class of preferred stock consisting of up to 1,000,000 shares and designated it Series A Preferred Stock.  The Series A Preferred Stock has the following terms and rights:

Rank.

The Series A Preferred Stock shall rank superior to all other class of the Corporation’s classes of stock, including common and other future classes of preferred stock, if any – now or hereafter issued – as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, including the payment of dividends.

Dividends.

The Series A Preferred Stock is eligible for all legal dividends as may be approved by the Corporation’s Board of Directors.  In the event a dividend is declared across multiple classes of stock, the amount of any dividend to be received by holders of the Series A Preferred Stock shall be calculated on a fully-diluted, pro-rata basis with the other classes of stock participating in said dividend.

Voting Rights.

Holders of the Series A Preferred Stock shall have the right to vote on any and all matters with holders of common stock (and other classes of preferred stock, if any) by aggregating votes into one (1) class of stock.  Each shares of Series A Preferred

Stock shall have one-thousand (1,000) votes for any election or other vote placed before the shareholders of the Corporation, regardless if the vote is taken with or without a shareholders’ meeting.  Holders of the Series A Preferred Stock may not cumulate their votes in any voting matter.

Conversion.

After a minimum holding period of two (2) years from the date of issue, holders of shares of Series A Preferred Stock may, at their sole option, convert all or a portion of their holdings of Series A Preferred Stock into shares of the Corporation’s common stock at a ratio of one (1) share of Series A Preferred Stock for one-thousand (1,000) shares of common stock.  There is no requirement for holders to convert their holdings into shares of common stock.

Redemption by Corporation.

The Corporation has no redemption rights over the Series A Preferred Stock.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit 3.5

Certificate of Designation of Series A Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER GLOBAL GROUP, INC.

Dated: November 13, 2014

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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